Exhibit 1.1

EXECUTION COPY

3,000,000 SHARES

ALEXION PHARMACEUTICALS, INC.

COMMON STOCK,

PAR VALUE $0.0001 PER SHARE

UNDERWRITING AGREEMENT

November 15, 2006

November 15, 2006

Goldman, Sachs & Co.

Morgan Stanley & Co. Incorporated

As representatives of the several Underwriters

named in Schedule I hereto

c/o Goldman, Sachs & Co.

85 Broad Street

New York, New York 10004

Dear Sirs and Mesdames:

Alexion Pharmaceuticals, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of 3,000,000 shares (the “Firm Shares”) and, at the election of the Underwriters, up to 450,000 additional shares (the “Optional Shares”) of its Common Stock, par value $0.0001. The shares of Common Stock, par value $0.0001 per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Common Stock.” The Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof are collectively called the Shares.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-128085), including a prospectus relating to the Shares, pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). The term “Registration Statement” means such registration statement, including the exhibits thereto and including any prospectus supplement relating to the Shares that is filed with the Commission and deemed by virtue of Rule 430B to be part of the registration statement, as amended to the date of this Agreement. The term “Base Prospectus” means the prospectus included in the Registration Statement in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement. If the Company has filed or files an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) (the “Rule 462 Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.

The term “Preliminary Prospectus” means any preliminary prospectus (including any preliminary prospectus supplement) specifically relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Securities Act. The Base Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(b) hereof), is hereinafter called the “Pricing Prospectus.” The form of the final prospectus relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Securities Act in accordance with Section 6(b) hereof is hereinafter called the “Prospectus.” Any “issuer free writing prospectus” as defined in Rule 433 under the Securities Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus.” As used herein, the terms “Base Prospectus,” “Pricing Prospectus,” “Prospectus,” “Preliminary Prospectus” and “Registration Statement”

shall include in each case the documents, if any, incorporated or deemed to be incorporated by reference therein (it being understood that any statement contained in a document incorporated or deemed to be incorporated by reference in the Base Prospectus, Pricing Prospectus, Preliminary Prospectus, Prospectus or Registration Statement shall not be deemed to constitute a part thereof to the extent modified or superseded by a statement contained in any subsequently filed document which also is or is deemed to be incorporated by reference therein). The terms “supplement” and “amendment” or “amend” as used in this Agreement with respect to the Registration Statement, the Base Prospectus, the Pricing Prospectus or the Preliminary Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

1. Representations and Warranties. The Company represents and warrants to and agrees with each of the Underwriters that:

(a) The Company meets the requirements for the use of Form S-3 under the Securities Act; the Registration Statement has been declared effective by the Commission and meets the requirements set forth in Rule 415 under the Securities Act; no stop order suspending the effectiveness of the Registration Statement is in effect; and no proceedings for such purpose are pending before or threatened by the Commission.

(b) For the purposes of this Agreement, the “Applicable Time” is 5:15 pm (Eastern time) on the date of this Agreement. The Pricing Prospectus, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule II(a) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Prospectus as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein.

(c) The documents incorporated by reference in the Pricing Prospectus and Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule II(b) hereto.

(d) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein.

(e) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Pricing Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(f) Each subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Pricing Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, encumbrances, equities or other claims.

(g) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Shares, the Company was not an “ineligible issuer” as defined in Rule 405 under the Act.

(h) This Agreement has been duly authorized, executed and delivered by the Company.

(i) The Company has an authorized capitalization as set forth in the Pricing Prospectus and the authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Pricing Prospectus and the Prospectus.

(j) All of the shares of Common Stock outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable and have been issued in compliance with state and federal securities laws. None of the outstanding shares of Common Stock or capital stock of the subsidiaries of the Company was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those accurately described in the Pricing Prospectus and the Prospectus. The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, as described in the Pricing Prospectus and the Prospectus accurately and fairly present the information required to be shown with respect to such plans, arrangements, options and rights.

(k) The Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

(l) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law or the certificate of incorporation or by laws of the Company or conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares and required notices of the issuances of the Shares to the Nasdaq Global Market.

(m) There has not occurred any change in the capital stock or long-term debt of the Company or any of its subsidiaries or material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Pricing Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) and neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, other than as set forth in the Pricing Prospectus.

(n) There are no legal or governmental proceedings pending or, to the Company’s knowledge, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement, the Pricing Prospectus or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement, the Pricing Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(o) Each Preliminary Prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, if any, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(p) The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Pricing Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(q) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(r) To the knowledge of the Company, there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(s) Except as specifically set forth in the Pricing Prospectus, the Company and each of its subsidiaries possess all licenses, certificates, authorizations and permits issued by, and have made all declarations and filings with, the appropriate state, federal or foreign regulatory agencies or bodies (including those of the U.S. Food and Drug Administration (the “FDA”), the U.S. Nuclear Regulatory Commission and any federal, state or foreign agencies engaged in the regulation of pharmaceuticals or biohazardous substances) which are necessary for the ownership of their respective properties or the conduct of their respective businesses as currently conducted as described in the Prospectus except where any failures to possess or make the same, individually or in the aggregate, would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of such licenses, certificates, authorizations and permits are valid and in full force and effect, except where the invalidity of such licenses, certificates, authorizations and permits or the failure of such licenses, certificates, authorizations and permits to be in full force and effect would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole; and the Company has not received notification of any revocation or modification of any such license, certificate, authorization or permit and has no reason to believe that any such license, certificate, authorization or permit will not be renewed. The studies, tests and preclinical or clinical trials, if any, conducted by or on behalf of the Company that are described in the Pricing Prospectus were and, if still pending, are being conducted in all material respects in accordance with experimental protocols, procedures and controls pursuant to, where applicable, accepted professional scientific standards; the descriptions of the results of such studies, tests and trials contained in the Prospectus are accurate in all material respects; and the Company has not received any notices or correspondence from the FDA or any foreign, state or local governmental body exercising comparable authority requiring the termination, suspension or material modification of any studies, tests, or preclinical or clinical trials conducted by or on behalf of the Company which termination, suspension or material modification would be required to be disclosed so that the Pricing Prospectus does not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(t) Except as set forth in the Pricing Prospectus, and except as could not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, the Company and its subsidiaries (i) own or possess the valid right to use all patents, patent applications, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, copyright registrations, licenses, formulae, know how, and other intellectual property rights (including trade secrets and other unpatented and/or unpatentable proprietary confidential information, systems, or procedures) (collectively, “Intellectual Property”) necessary to conduct their respective businesses as described in the Pricing Prospectus, and (ii) are not aware and have no reason to believe that any activities of their respective businesses do or will infringe, misappropriate, violate, or otherwise conflict with the Intellectual Property of any other person, and have not received notice of any claim to the contrary or any challenge by any other person to the rights of the Company and its subsidiaries with respect to any Intellectual Property owned or used by the Company or its subsidiaries. Except as specifically described in the Pricing Prospectus, the Company and its subsidiaries’ respective businesses as now conducted and as proposed to be conducted as described in the Pricing Prospectus do not and will not give rise to any infringement of or conflict with, or requires license or similar fees for rights to use, any Intellectual Property of any other person. As described in the Pricing Prospectus, the Company has duly filed or caused to be filed with the U.S. Patent and Trademark Office (the “PTO”) and certain foreign and international patent authorities all patent applications described in the Pricing Prospectus and owned by the Company (the “Patent Applications”). In connection with the filing of the Patent Applications at the PTO and in other patent offices around the world, the Company has conducted reasonable investigations of the published literature and patent references relating to the inventions claimed in the Patent Applications and, to the Company’s knowledge, the Company has complied with the PTO’s duty of candor and disclosure regarding prosecution of the Patent Applications and made no misrepresentation in the Patent Applications. Except as set forth in the Pricing Prospectus, the Company is not aware of any facts material to a determination of patentability regarding the Patent Applications not called to the attention of the PTO that would preclude the grant of a patent for the Patent Applications, has no knowledge of any facts which would adversely affect the Patent Applications not called to the attention of the PTO, and has secured with appropriate legal instruments clear title to all Patent Applications and other Intellectual Property owned by the Company and its subsidiaries. To the knowledge of the Company, no third party is engaging in any activity that does or will infringe, misappropriate, violate or otherwise conflict with the Intellectual Property owned by or licensed to the Company or its subsidiaries, except as described in the Pricing Prospectus and except for such activities that, individually or in the aggregate, would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(u) Except as may have been waived or otherwise described in the Pricing Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement and no holder of any security of the Company or any subsidiary of the Company has the right to have any security owned by such holder included in the Registration Statement or to demand registration of any security owned by such holder during the period ending 90 days after the date of this Agreement.

(v) PricewaterhouseCoopers LLP, which firm has certified certain financial statements of the Company and its subsidiaries and have audited the Company’s internal control over financial reporting and management’s assessment thereof, are independent certified public accountants with respect to the Company and its consolidated subsidiaries within the meaning of the Securities Act and the rules and regulations of the Commission thereunder.

(w) The financial statements of the Company (including all notes and schedules thereto) included or incorporated by reference in the Registration Statement, the Pricing Prospectus and Prospectus present fairly the financial position, the results of operations, the statements of cash flows and the statements of stockholders’ equity and the other information purported to be shown therein of the Company and its subsidiaries at the respective dates and for the respective periods to which they apply. Such financial statements and related schedules and notes have been prepared in conformity with United States generally accepted accounting principles, consistently applied throughout the periods involved, and all adjustments necessary for a fair presentation of the results for such periods have been made. The financial statements, together with the related notes and schedules, included in the Pricing Prospectus and the Prospectus comply in all material respects with the Securities Act and the rules and regulations of the Commission thereunder. No other financial statements or supporting schedules or exhibits are required by the Securities Act or the rules and regulations of the Commission thereunder to be included in the Pricing Prospectus or the Prospectus.

(x) Neither the Company nor any of its officers, directors or affiliates has taken or will take, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company, or which caused or resulted in, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company.

(y) The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(z) The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which they are engaged or propose to engage after giving effect to the transactions described in the Pricing Prospectus and the Prospectus including but not limited to, insurance covering clinical trial liability, product liability and real or personal property owned or leased against theft, damage, destruction, act of vandalism and all other risks customarily insured against except where the failure to acquire or maintain such insurance would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries taken as a whole. All policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or the Company’s or its subsidiaries’ respective businesses, assets, employees, officers and directors are in full force and effect. The Company and each of its subsidiaries are in compliance with the terms of such policies and instruments in all material respects. Neither the Company nor any subsidiary of the Company has reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the Company, taken as a whole. Neither the Company nor any subsidiary has been denied any insurance coverage which it has sought or for which it has applied.

(aa) There are no rulemaking or similar proceedings before the FDA or comparable Federal, state, local or foreign government bodies which specifically involve the Company or, to the Company’s knowledge, otherwise affect the Company or any subsidiary, which, if the subject of an action unfavorable to the Company or any subsidiary, could result in a material adverse effect on the Company and its subsidiaries, taken as a whole.

(bb) The Company has not received any communication (whether written or oral) notifying the Company as to the termination or threatened termination or modification or threatened modification of any consulting, licensing, marketing, research and development, cooperative or any similar agreement, including, without limitation, the collaborative research and license agreements described in the Pricing Prospectus, except all such terminations, modifications or threatened terminations or modifications as would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(cc) No consent, approval, authorization or order of, or filing, notification or registration with, the Nasdaq Global Market System (“Nasdaq”) is required for the listing and trading of the Shares on the Nasdaq Global Market except for a Notification Form relating to the Listing of Additional Shares. The Company has taken no action designed to, or which is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or the quotation of the Common Stock on the Nasdaq, nor has the Company received any notification that the Commission or the Nasdaq is contemplating terminating such registration or quotation.

(dd) The Company maintains “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act); the Company’s “disclosure controls and procedures” are designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and regulations of the Commission thereunder, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Chief Financial Officer of the Company required under the Exchange Act with respect to such reports; such “disclosure controls and procedures” were effective as of the end of the quarter ended September 30, 2006.

(ee) The Company maintains a system of internal control over financial reporting (as such term is defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Company’s internal control over financial reporting was effective as of the end of the quarter ended September 30, 2006 and the Company is not aware of any material weaknesses in its internal control over financial reporting.

(ff) Since the date of the filing of the Company’s Transition Report on Form 10-K/T for the five-month period ended December 31, 2005, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(gg) The Company is, in all material respects, in compliance with all applicable provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”) that are then in effect and is actively taking steps to ensure that it will be in compliance with other applicable provisions of the Sarbanes-Oxley Act not currently in effect upon and at all times after the effectiveness of such provisions.

(hh) The Company is in compliance with all applicable corporate governance requirements set forth in the Nasdaq Marketplace Rules that are currently in effect and is actively taking steps to ensure that it will be in compliance with other applicable corporate governance requirements set forth in the Nasdaq Marketplace Rules not currently in effect upon and all times after the effectiveness of such requirements.

2. Agreements to Sell and Purchase. Subject to the terms and conditions herein set forth, (a) the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per share of $40.7425 (the “Purchase Price”), the number of Firm Shares set forth opposite the name of each such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the Purchase Price, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

The Company hereby grants to the Underwriters the right to purchase at their election up to 450,000 Optional Shares, at the Purchase Price, for the sole purpose of covering sales of shares in excess of the number of Firm Shares, provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares. Any such election to purchase Optional

Shares may be exercised only by written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered (the “Option Closing Date”), as determined by you but in no event earlier than the First Closing Date (as defined in Section 4 hereof) or, unless you and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

The Company hereby agrees that, without the prior written consent of Goldman, Sachs & Co. on behalf of the Underwriters, it will not, during the period ending 90 days after the date of the Prospectus Supplement, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the sale of the Shares to the Underwriters, (B) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof, (C) the grant of options or other securities under stock plans as in effect on the date hereof, each as described in the Pricing Prospectus or (D) grants of options to purchase up to 150,000 shares of common stock as inducement grants pursuant to Nasdaq Rule 4350(i)(1)(iv), provided that none of such options becomes exercisable during the 90-day period referenced above and provided that the aggregate number of options or other securities granted under clauses (C) and (D) does not exceed the number of shares available for grant under the Company’s stock plans as of the date hereof.

3. Terms of Public Offering. The Company is advised by you that the Underwriters propose to make a public offering of the Shares as soon after the Registration Statement and this Agreement have become effective as is advisable in your judgment. The Company is further advised by you that the Shares are to be offered to the public initially at $43.00 per share (the “Public Offering Price”) and to certain dealers selected by you at a price that represents a concession not in excess of $1.3545 per share under the Public Offering Price.

4. Payment and Delivery. Payment for the Firm Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on November 21, 2006, or at such other time on the same or such other date not later than November 29, 2006, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the “First Closing Date” and the First Closing Date and any Option Closing Date are referred to as a “Closing Date.”

Payment for any Optional Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Optional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 2 or at such other time on the same or on such other date, in any event not later than December 29, 2006, as shall be designated in writing by you.

The Firm Shares and Optional Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the First Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and Optional Shares shall be delivered to you on the First Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

5. Conditions to the Underwriters’ Obligations. The obligations of the Underwriters hereunder, as to the Shares to be delivered on each Closing Date are subject to the following further conditions:

(a) On or after the Applicable Time and prior to such Closing Date:

(i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company’s securities by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

(ii) there shall not have occurred any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Pricing Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is so material and adverse as to make it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

(b) The Underwriters shall have received on such Closing Date a certificate, dated such Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 5(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of such Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before such Closing Date. The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c) The Underwriters shall have received on such Closing Date an opinion of Ropes & Gray LLP, outside counsel for the Company, dated such Closing Date, in substantially the form attached as Exhibit A hereto.

(d) The Underwriters shall have received on such Closing Date an opinion of Ropes & Gray LLP, intellectual property counsel for the Company, dated such Closing Date, in substantially the form attached as Exhibit B hereto.

(e) The Underwriters shall have received on such Closing Date an opinion of the General Counsel or Associate General Counsel of the Company, dated such Closing Date, in substantially the form attached as Exhibit C hereto.

(f) The Underwriters shall have received on such Closing Date an opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel for the Underwriters, dated such Closing Date, with respect to such matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as they request to enable them to pass upon such matters.

(g) The Underwriters shall have received, on each of the date hereof and such Closing Date, a letter dated the date hereof or such Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from PricewaterhouseCoopers LLP, independent public accountants, containing (i) statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement and the Prospectus and (ii) with respect to the letter received on such Closing Date, a paragraph substantially the same as the paragraph set forth on Exhibit D hereto; provided that the letter delivered on such Closing Date shall use a “cut-off date” not earlier than three business days prior to such Closing Date.

(h) The “lock up” agreements, each substantially in the form of Exhibit E hereto, between you and certain officers and directors of the Company listed on Exhibit F hereto relating to sales and certain other dispositions of shares of Common Stock or certain other securities, shall have been delivered to the Underwriters on or before the First Closing Date hereof and shall be in full force and effect on such Closing Date.

(i) Neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, other than as set forth or contemplated in the Prospectus; and, since such date, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, other than as set forth or contemplated in the Prospectus.

6. Covenants of the Company. In further consideration of the Underwriters’ agreements herein contained, the Company covenants with each Underwriter as follows:

(a) To furnish to you, without charge, two signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(d) below, as many copies of the Pricing Prospectus and the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the date of this Agreement or such earlier time as may be required under the Securities Act. Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you object after reasonable notice thereof, and to file with the Commission the Rule 462 Registration Statement and, within the applicable period specified in Rule 424(b) under the Securities Act, any prospectus required to be filed pursuant to such Rule.

(c) To file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Securities Act within the time required by such Rule.

(d) Prior to 10:00 a.m., New York City time, on the business day next succeeding the date of this Agreement, and from time to time, to furnish you with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request. If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required by law to be delivered in connection with sales by an underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

(e) If by the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Shares remain unsold by the Underwriters, the Company will file, if it has not already done so and is eligible to do so, a new shelf registration statement relating to the Shares, in a form satisfactory to you and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the expired registration statement relating to the Shares. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

(f) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now qualified or to take any action which would subject the Company to taxation or service of process in suits, other than those arising out of the offering and sale of the shares, in any jurisdiction where it is not now so subject.

(g) To make generally available to the Company’s security holders and to you as soon as practicable an earning statement covering the twelve month period ending December 31, 2007 that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(h) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 6(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the National Association of Securities Dealers, Inc., (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Stock and all costs and expenses incident to listing the Shares on the Nasdaq Global Market, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (ix) the document production charges and expenses associated with printing this Agreement and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 8 entitled “Indemnity and Contribution,” and Section 9(b) below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

(i) To establish controls and procedures that will ensure that the Company’s officers and directors that have executed the “lock-up” agreements referenced in Section 5(g) above will comply with the “lock up” restrictions described therein, and to furnish information to the Underwriters with respect to such transactions by the Company’s directors and officers as the Underwriters may reasonably request.

(j) During the period of three years from the date hereof, the Company will deliver to the Underwriters, (i) as soon as they are available, copies of all reports or other communications furnished to shareholders and (ii) as soon as they are available, copies of any reports and financial statements furnished or filed with the Commission pursuant to the Exchange Act or any national securities exchange or automatic quotation system on which the Shares are listed or quoted.

(k) The Company will apply the net proceeds from the sale of the Shares as set forth in the Prospectus under the heading “Use of Proceeds.”

7. Free Writing Prospectuses.

(a) The Company represents and agrees that, without the prior consent of Goldman, Sachs & Co., it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act; each Underwriter represents and agrees that, without the prior consent of the Company and Goldman, Sachs & Co., it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to by the Company and Goldman, Sachs & Co. is listed on Schedule II(a) hereto.

(b) The Company has complied and will comply in all material respects with the requirements of Rule 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending.

(c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to Goldman, Sachs & Co. and, if requested by Goldman, Sachs, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein.

8. Indemnity and Contribution.

(a) The Company agrees to indemnify and hold harmless each Underwriter, its officers, employees, representatives and agents and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any Preliminary Prospectus, the Base Prospectus, the Pricing Prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by any Underwriter through Goldman, Sachs & Co. expressly for use therein.

(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through Goldman, Sachs & Co. expressly for use in the Registration Statement, any Preliminary Prospectus, the Base Prospectus, the Pricing Prospectus or the Prospectus or any amendments or supplements thereto, or any Issuer Free Writing Prospectus.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Goldman, Sachs & Co., in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include any admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

(e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f) The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

9. Termination. The Underwriters may terminate this Agreement by notice given by Goldman, Sachs & Co. to the Company, if, after the Applicable Time (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange or the Nasdaq Global Market, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over the counter market, (iii) a material disruption in commercial banking or securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or state authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, individually or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Pricing Prospectus or the Prospectus.

10. Defaulting Underwriters.

(a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder on a Closing Date, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Shares, or the Company notifies you that it has so arranged for the purchase of such Shares, you or the Company shall have the right to postpone such Closing Date for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one eleventh of the aggregate number of all the Shares to be purchased on such Closing Date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of shares which such Underwriter agreed to purchase hereunder on such Closing Date and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one eleventh of the aggregate number of all the Shares to be purchased on such Closing Date, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to an Option Closing Date, the obligations of the Underwriters to purchase and of the Company to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 6(h) hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(d) If this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters for all out of pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by the Underwriters in connection with this Agreement or the offering contemplated hereunder.

11. Acknowledgements.

(a) The Company acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

(b) This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

(c) The Company and each Underwriter hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

12. Effectiveness. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

13. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

14. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

15. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

Very truly yours,

ALEXION PHARMACEUTICALS, INC.

By:	/s/ Leonard Bell
Name:	Leonard Bell, MD
Title:	CEO

Accepted as of the date hereof:

GOLDMAN, SACHS & CO.
MORGAN STANLEY & CO. INCORPORATED

By:	/s/ Goldman, Sachs & Co.
(Goldman, Sachs & Co.)

On behalf of each of the Underwriters

SCHEDULE I

Underwriter	Number of Firm Shares to be Purchased	Maximum Number of Optional Shares Which May be Purchased
Goldman, Sachs & Co.	1,200,000	180,000
Morgan Stanley & Co. Incorporated	780,000	117,000
Bear, Stearns & Co. Inc.	270,000	40,500
Credit Suisse Securities (USA) LLC	270,000	40,500
Cowen and Company, LLC	240,000	36,000
Piper Jaffrey & Co.	240,000	36,000

Total	3,000,000	450,000

SCHEDULE II

(a)	Issuer Free Writing Prospectuses:

(b)	Additional Documents Incorporated by Reference:

EXHIBIT A

FORM OF OPINION OF COMPANY’S CORPORATE COUNSEL

EXHIBIT B

FORM OF OPINION OF COMPANY’S IP COUNSEL

EXHIBIT C

FORM OF OPINION OF COMPANY’S GENERAL COUNSEL

EXHIBIT D

[LETTER FROM INDEPENDENT PUBLIC ACCOUNTANTS]

PricewaterhouseCoopers LLP shall have furnished to the Underwriter a letter containing, among other things, a paragraph substantially the same as the following:

“Company officials have advised us that no consolidated financial data as of any date or for any period subsequent to             , 2006 are available; accordingly, the procedures carried out by us with respect to changes in financial statement items after             , 2006 have, of necessity, been even more limited than those with respect to the interim quarterly periods. We have inquired of certain officials of the Company who have responsibility for financial and accounting matters as to whether: (i) on the “cut-off date” there was any change in the capital stock or increase in long-term debt of the Company and subsidiaries consolidated as compared with amounts shown in the             , 2006 unaudited consolidated balance sheet incorporated by reference in the Prospectus or (ii) for the period from             , 2006 through             , 2006, there were any increases, as compared with the corresponding period in the preceding year, in total operating expenses or net loss. On the basis of these inquiries and our reading of the minutes as described in this letter, nothing came to our attention that caused us to believe that there was any such change or increase, except in all instances for changes or increases which the Prospectus discloses have occurred or may occur and except as described in the following sentence. [disclose any necessary changes]

EXHIBIT E

[FORM OF LOCK-UP LETTER]

            , 2006

Goldman, Sachs & Co.

85 Broad Street

New York, New York 10004

Dear Sirs and Mesdames:

The undersigned understands that Goldman, Sachs & Co. (“Goldman, Sachs” or the “Underwriter”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Alexion Pharmaceuticals, Inc., a Delaware corporation (the “Company”), providing for the public offering (the “Public Offering”) of              shares (the “Shares”) of the Common Stock, par value $0.0001 per share, of the Company (the “Common Stock”).

To induce the Underwriter to continue its efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Goldman, Sachs, it will not, during the period commencing on the date hereof and ending 60 days after the date of the final prospectus relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) the sale of any Shares to the Underwriter pursuant to the Underwriting Agreement, (b) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering, (c) the sale of Common Stock in the public market pursuant to a written trading plan in existence prior to the date hereof designed to comply with Rule 10b5-1 of the Exchange Act or (d) the sale in the public market of up to a number of shares of Common Stock equal to the number of shares of Common Stock issuable upon exercise of currently outstanding options to purchase shares of Common Stock held by the undersigned which expire within eighteen months of the date hereof, and the number of restricted shares of Common Stock held by the undersigned that vest within ninety (90) days of the date of the Prospectus; provided that sales under this clause (d) shall not exceed for the undersigned the lesser of (i) 7,500 shares of Common Stock sold by or on behalf of the undersigned and (ii) 50,000 shares of Common Stock less the number of shares sold by or on behalf of the other executive officers and directors pursuant to the parallel clause (d) contained in the lockup agreements signed by such officers and directors in connection with the Underwriting Agreement. In addition, the undersigned agrees that, without the prior written consent of Goldman, Sachs, it will not, during the period commencing on the date hereof and ending 60 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for

Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s share of Common Stock except in compliance with the foregoing restrictions.

The undersigned understands that the Company and the Underwriter are relying upon this Lock-Up Agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriter.

Very truly yours,

(Name)

(Address)

Exhibit E — Page 2

EXHIBIT F

Leonard Bell, M.D

David W. Keiser

Stephen P. Squinto, Ph.D

Vikas Sinha

Thomas I.H. Dubin, J.D.

Christopher F. Mojcik, M.D., Ph.D

Patrice Coissac

Larry L. Mathis

Joseph A. Madri

Alvin S. Parven

R. Douglas Norby

Ruedi Waeger

Max Link, Ph.D.